SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  F O R M 8-K/A
                                 AMENDMENT NO. 3

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 13, 1997


                                PC ETCETERA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                        0-17419                13-3260705
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



462 Seventh Avenue, New York, New York                         10018
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)


                                 (212) 736-5870
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On February 13, 1997, a change of control of PC ETCERERA, INC. ( the "Registrant", "PC Etcetera" or "PC") occurred, pursuant to a Stock Purchase
Agreement dated February 6, 1997 and effective February 13, 1997 (the "Stock Purchase Agreement") between the Registrant and Mashov Computers Marketing Ltd., a corporation incorporated under the laws of the State of Israel ("Mashov") publicly traded on the Tel-Aviv stock exchange. Mashov is a subsidiary of Mashov Computers Ltd., an Israeli corporation ("MCL"). MCL is a public company which is traded on the Tel-Aviv stock exchange and which also controls Magic Software Enterprises Ltd. (NASDAQ: MGICF). Pursuant to the Stock Purchase Agreement, Mashov acquired 8,438,924 shares of Common Stock and 658,412 shares of Preferred Stock of the Registrant (the Preferred Stock together with the Common Stock, the "Sale Stock"), where each such share of Preferred Stock is convertible into 10 shares of Common Stock and has 10 to 1 voting rights in relation to shares of Common Stock. As a result of the foregoing and other transactions provided for in the Stock Purchase Agreement, Mashov owns 69% of the Registrant's equity and voting securities on a fully diluted basis, subject to a price adjustment mechanism described in the Stock Purchase Agreement. The Stock Purchase Agreement and all exhibits thereto were previously filed on the Registrant's Current Report on Form 8-K filed February 27, 1997.

     In consideration for the Sale Stock, the Registrant acquired two of Mashov's subsidiaries, Sivan Computers Training Center (1994) Ltd., a corporation incorporated under the laws of the State of Israel ("Sivan"), which is Israel's largest provider of computer training courses, operating over 60 classrooms in 11 different locations, and Mashov Computer Based Training (C.B.T.) Ltd., a corporation incorporated under the laws of the State of Israel ("Mashov CBT" or "CBT"), a joint venture together with Elron Electronic Industries Ltd. (NASDAQ : ELRNF). Sivan and Mashov CBT are engaged in instructor-led personal computer training and the development and sale of technology-based training products and services.

     For a more detailed description of the transaction, see the Registrant's Current Report on Form 8-K filed February 27, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Items 7 (a) and 7 (b) immediately follow the signature page of this Current Report.

     (a) Financial Statements of Businesses Acquired.


          (i) Combined Balance Sheet of Sivan and Mashov CBT as of December 31, 1996;

          (ii) Combined Statement of Operations of Sivan and Mashov CBT for the years ended December 31, 1996 and 1995; and

          (iii) Combined Statement of Cash Flows of Sivan and Mashov CBT for the year ended December 31, 1996;


     (b) Pro Forma Financial Information.

          (i) Pro Forma Consolidated Balance Sheet of the Registrant as of December 31, 1996; and

          (ii) Pro Forma Consolidated Statement of Operations of the Registrant for the year ended December 31, 1996.


     (c) Exhibits.

      * 1    -   Stock Purchase Agreement dated February 6, 1997 by and between
                 Mashov and the Registrant.

      * 16   -   Arthur Andersen letter dated March 7, 1997 pursuant to Item
                 304(a)(3) of Regulation S-K.


--------------------
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PC ETCETERA, INC.
                                               (Registrant)



                                               By:/s/ Roy Machnes
                                                  -------------------------
                                                  Roy Machnes
                                                  Chief Executive Officer
Date: April 24, 1997

ITEM 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.

                                       AND

                  MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.

                          COMBINED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1996

                                 IN U.S. DOLLARS

                     INDEX OF COMBINED FINANCIAL STATEMENTS






                                                                       Page
                                                                       -----

Report of Independent Auditors                                          2

Combined Balance Sheet                                                 3-4

Combined Statements of Operations                                       5

Combined Statements of Changes in
Shareholders' Deficiency                                                6

Combined Statements of Cash Flows                                      7-8

Notes to the Combined Financial                                        9-16
Statements


                               - - - - - - - - - -

     KOST LEVARY & FORER
          A MEMBER OF
     ERNST & YOUNG INTERNATIONAL




                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.

                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


     We have audited the accompanying combined balance sheet of Sivan Computers Training Center (1994) Ltd. (hereafter "Sivan") and Mashov Computer Based Training (C.B.T.) Ltd. (hereafter "CBT") (together , hereafter the "Companies") as of December 31, 1996, and the related combined statements of operations, changes in shareholders' deficiency and cash flows for the year ended December 31, 1996 and the statements of operations, changes in shareholders' deficiency and cash flow for Sivan for the year ended December 31, 1995. These combined financial statements are the responsibility of the Companies' managements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America and Israel, including those prescribed by the Auditors Regulations (Mode of Performance) (Israel), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1996, and the results of their operations and their cash flows for the periods referred to above in conformity with generally accepted accounting principles in the United States of America.


                                                   /s/Kost Levary & Forer
                                                   ----------------------
Tel Aviv, Israel                                    KOST LEVARY & FORER
March 26, 1997                             Certified Public Accountants (Israel)
                                         A member of Ernst & Young International

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


COMBINED BALANCE SHEET
--------------------------------------------------------------------------------
                            U.S. Dollars in thousands



                                                          December 31,
                                                              1996
                                                          ------------

ASSETS

Current assets:

  Cash and cash equivalents                                  $  283
  Trade receivables, (net of allowance for
    doubtful accounts of $12 in 1996)                         2,279
  Other receivables and prepaid expenses                        326
  Inventories                                                    91
                                                             ------

Total current assets                                          2,977
                                                             ------

Investment in affiliate                                         178
                                                             ------

Severance pay fund                                              362
                                                             ------

Property and equipment (Note 3):

Cost                                                          2,227
Less - accumulated depreciation                                 587
                                                             ------

                                                              1,640
                                                             ------
Goodwill, net of accumulated amortization
(1996 - $211, 1995 - $114)                                    1,811
                                                             ------

Total assets                                                 $6,970
                                                             ======


The accompanying notes are an integral part of the financial statements.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


COMBINED BALANCE SHEET
--------------------------------------------------------------------------------
                                     U.S. Dollars in thousands


                                                             December 31,
                                                                1996
                                                             ------------
LIABILITIES LESS SHAREHOLDERS' DEFICIENCY:

Current liabilities:

Trade payables                                                  $   717
Related parties                                                   1,478
Deferred income                                                   1,624
Accrued expenses and other payables (Note 4)                        778
                                                                 ------

Total current liabilities                                         4,597
                                                                 ------

Long-term liabilities:

   Accrued severance pay (Note 5)                                   455
   Shareholders loan (Note 6)                                     2,665
                                                                 ------

                                                                  3,120
                                                                 ------

Shareholders' deficiency:
   Share capital:  Authorized 25,200
   Ordinary Shares NIS 1.0 par value;
   Issued and outstanding:
   1,000 shares as of December 31, 1996, and 1995                     *
   Share premium                                                    150
Foreign currency translation adjustments                             23
Accumulated deficit                                                (920)
                                                                 ------

Total shareholders' deficiency                                     (747)
                                                                 ------

   Total liabilities and shareholders' deficiency                $6,970
                                                                 ======


------------
*  Less than $1.


The accompanying notes are an integral part of the financial statements.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                            U.S. Dollars in thousands


                                                            December 31,
                                                      1996                1995
                                                    --------            --------


Revenues                                             $9,400               $6,651

Cost of revenues                                      4,713                3,849
                                                     ------               ------

Gross profit                                          4,687                2,802
                                                     ------               ------

Operating expenses:

   Research and development                             248                   --

   Selling and marketing                              1,446                  921

   General and administrative                         3,359                1,816
                                                     ------               ------

Total operating expenses                              5,053                2,737
                                                     ------               ------

Operating income (loss)                                (366)                  65
Financial expenses, net                                 455                  433
                                                     ------               ------

Loss before income taxes                                821                  368

Income taxes                                             45                    -
                                                     ------               ------

Loss before equity in earnings of affiliate             866                  368
Share in profit of affiliate                             68                   61
                                                     ------               ------

Net loss                                             $  798               $  307
                                                     ======               ======


The accompanying notes are an integral part of the financial statements.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.



COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------
                            U.S. Dollars in thousands


                                                                  Foreign        Retained       Total
                                                                  currency       earnings       shareholders'
                                                        Share     translation    (accumulated   equity
                                        Share capital   premium   adjustment     deficit)       (deficiency)
                                        -------------   -------   -----------    ------------   ------------

Balance as of January 1, 1995             $  *              -         $ 2           $ 185          $ 187

   Foreign currency translation              -              -           5               -              5
     adjustment
   Net loss                                  -              -           -            (307)          (307)
                                        ------------    -------   -----------    -----------     -----------

Balance as of December 31, 1995              *              -           7            (122)          (115)

   Share premium                             -            150           -               -            150
   Foreign currency translation              -              -          16               -             16
     adjustment
   Net loss                                  -              -           -            (798)          (798)
                                        ------------    -------   -----------    ------------    -----------

Balance as of December 31, 1996           $  *           $150         $23           $(920)         $(747)
                                        ============    =======   ===========    ============    ===========



----------
* Less than $1.


The accompanying notes are an integral part of the financial statements.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                            U.S. Dollars in thousands


                                                                          Year ended December 31,
                                                                             1996              1995
                                                                         -----------        ----------
Cash flows from operating activities:

Net loss for the year                                                       $(798)            $(307)

Adjustments to reconcile net loss
   to net cash provided by (used in)
   operating activities:

Depreciation and amortization                                                 456               300
Capital gain                                                                   --                 6
Equity in earnings of affiliate                                               (68)              (61)
Increase (decrease) in accrued severance pay, net                              30               (27)
Increase in trade receivables                                                (721)             (514)
Decrease (increase) in other receivables and prepaid expenses                  29               (18)
Increase in inventories                                                       (91)               --
Increase in trade payables                                                    320               150
Increase in related parties                                                   454               446
Increase (decrease) in deferred income                                        606               490
Increase (decrease) in accrued expenses and other liabilities                 183               108
Accrued interest on shareholders' loan                                        265               182
                                                                           ------            ------

Net cash provided by operating activities                                   $ 665             $ 755
                                                                           ------            ------




The accompanying notes are an integral part of the financial statements.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.



COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                                     U.S. Dollars in thousands

                                                                           Year ended December 31,
                                                                             1996             1995
                                                                        --------------    -----------

Cash flows from investing activities:

Purchase of property and equipment                                           (1,006)            (666)
Proceeds from sales of property and equipment                                     2               15
                                                                            -------           ------

Net cash used in investing activities                                        (1,004)            (651)
                                                                            -------           ------


Cash flows from financing activities:

   Proceeds from issuance of shares                                             150               --
   Short-term bank debt, net                                                     --              (11)
   Increase in related parties                                                  382               --
                                                                            -------           ------

Net cash provided by financing activities                                       532              (11)
                                                                            -------           ------

Net increase  in cash and cash equivalents                                      193               93
Effect of exchange rate changes on cash and cash equivalents                     (3)              --
Cash and cash equivalents at the beginning of the year                           93               --
                                                                            -------           ------

Cash and cash equivalents at the end of the year                             $  283           $   93
                                                                             ======           ======

Supplemental disclosure of cash flow activities:

   Income taxes paid during the year                                         $   16           $  150
                                                                             ======           ======


The accompanying notes are an integral part of the financial statements.


                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:- GENERAL

     a. Basis of Presentation

          Effective February 13, 1997, Mashov Computers Marketing Ltd. (hereafter "Mashov") the parent company of Sivan Computer Training Center (1994) Ltd. ("Sivan") and Mashov Computer Based Training (C.B.T.) Ltd. ("CBT") transferred to PC ETCETERA, INC. ("PC") all of its holdings in Sivan and CBT and $1.2 million in consideration of 8,438,924 shares of common stock and 658,412 shares of preferred stock par value $0.001 of PC, each share of preferred convertible into ten shares of common stock has a ten to one voting right in relation to shares of common stock.

          The transaction will be accounted for as a reverse acquisition, and as such, Sivan and CBT are effectively the acquirers for accounting purposes. Since Sivan and CBT are under the common control of Mashov, the combination of their financial statements was prepared in a manner similar to a pooling of interests.

     b. Sivan Computer Training Center (1994) Ltd.

          Sivan is engaged in personal computer training services in Israel.

          Sivan implements an original teaching method which is based on a session model and provides substantial practice, lab and project work.

          In October 1994 Sivan purchased all the operations (including intangible assets see Note 2f hereafter) from Sivan Computers Ltd. for approximately $ 2.7 million. As part of the purchase agreement, Mashov made a commitment to the shareholders of Sivan Computers Ltd. to reimburse them for any excess taxes resulting from the sale. After the balance sheet date, the shareholders of Sivan Computers Ltd. received an order from the Israeli tax authorities to pay NIS 1 million. In the opinion of Mashov management, based on the opinion of its legal advisors, Mashov will not be liable for this amount.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     c. Mashov Computer Based Training (C.B.T.) Ltd.

          CBT was incorporated in March 1996.

          CBT is engaged in developing technology based training products and content. In addition to content development, CBT develops technology for delivering training via the Internet and other public networks. Its Intertrainer 1.0 product supports delivery of training content on the Internet supporting full simulation, interactivity, sound and graphics.

     d. CBT commenced operations on April 1, 1996, and therefore the 1995 statements of operations and cash flows include only Sivan.

NOTE 2:- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The combined financial statements have been prepared in accordance with United States generally accepted accounting principles.


     a. Financial statements in United States dollars:

          The Companies' transactions are recorded in New Israeli Shekels ("NIS"). All of the Companies' sales are made in Israel in NIS, and substantially all of the Companies' costs are incurred in NIS. The Companies' management believes that the NIS is the functional currency of the Companies.

          The Companies have elected to prepare their financial statement in U.S. dollars. Accordingly, the Companies' financial statements have been translated into U.S. dollars, in accordance with FASB Statement No. 52, "Foreign Currency Translation". All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the change in exchange rates from year to year have been reported separately as a component of shareholders' equity.

     b. Cash equivalents:

          Cash equivalents are short-term highly liquid investments that are readily convertible to cash and with maturities when purchased of three months or less.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     c. Inventories:

          Inventories, mainly finished products, are presented at the lower of cost of market value. Cost is determined using the "first-in, first-out" method.

     d. Investments in affiliates:

          The investments in affiliate is accounted for by the equity method of accounting.

     e. Property and equipment:

          These assets are stated at cost. Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets, as follows:

                                                       Years
                                                    -----------

     Computers and peripheral equipment                4 - 5
     Office furniture and equipment                   5 - 6.7
     Motor vehicles                                     6.7
     Leasehold improvements                         According to
                                                  the lease period

     f. Goodwill

          Goodwill is stated at cost and amortized by the straight-line method over a period of 20 years.

     g. Income taxes:

          Income taxes are provided by the asset and liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     h. Revenue recognition:

          Revenue from training services is recognized upon performance of the services.

          Revenue  from sales of products  is  recognized  upon  shipment of the
          software  provided  no  significant   vendor  obligations  remain  and
          collection of the related receivable is probable.

          Deferred revenue represents unearned amounts received under training services.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.



NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     i. Concentrations of credit risk:

          Financial instruments which potentially subject the Companies to concentrations of credit risk consist primarily of cash and accounts receivable. The Companies maintains their cash balances on deposit with major banks in Israel. Concentrations of credit risk with respect to trade receivables are limited because the Companies' customers are from a wide range of industries and no one customer accounts for more than five percent of total revenue or accounts receivable as of December 31, 1996.

     j. Fair value of financial instruments:

          The financial instruments of the Companies consist of non-derivative assets: cash and cash equivalents, marketable securities and trade receivables. In view of their nature, the fair value of financial instruments is usually identical to their carrying value.

     k. Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     l. Long-lived assets

          It is the Companies' policy to estimate future gross revenues from, and costs related to, long-lived assets and to write off any amount in excess of the net realizable value. No such write off was necessary at December 31, 1996.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3:- PROPERTY AND EQUIPMENT


                                                    December 31,
                                                           1996
                                                     ----------
Cost:

   Computers and peripheral equipment                    $1,469
   Office furniture and equipment                           330
   Motor vehicles                                           198
   Leasehold improvements                                   230
                                                         ------

                                                          2,227
                                                         ------
Accumulated depreciation:

   Computers and peripheral equipment                    $  481
   Office furniture and equipment                            47
   Motor vehicles                                            21
   Leasehold improvements                                    38
                                                         ------

                                                         $  587
                                                         ------

Depreciated cost                                         $1,640
                                                         ======


NOTE 4:- ACCRUED EXPENSES AND OTHER PAYABLES


Employees and payroll accruals                            $  618
Government institutions                                      112
Accrued expenses and other                                    48
                                                          ------

                                                          $  778
                                                          ======

                  SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.



NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5:- ACCRUED SEVERANCE PAY

          Under Israeli law, the Companies are required to make severance payments to dismissed employees (including officers) and to employees leaving employment under certain other circumstances. This liability is calculated based on the years of employment for each employee respectively, in accordance with the "severance pay laws." The Companies' liability for required severance payments is covered by funding into approved severance pay funds, insurance policies and by an accrual.


NOTE 6:- SHAREHOLDERS' LOAN

          Linked to the Israel Consumer Price Index and bears interest at a rate of 6% per annum.


NOTE 7:- CONTINGENT LIABILITIES AND COMMITMENTS

          Lease commitments:

          The Companies lease machinery and equipment and conduct certain operations in leased facilities which expire on various dates through 2005 including a renewal option. Future minimum lease under non-cancelable operating leases for the years ending December 31, are as follows:


                                                U.S. dollars
                                                (in thousands)
                                                ----------------

               1997                                   40
               1998                                   26
               1999                                   24
               2000                                    2
                                                   -----

                                                      92
                                                   =====

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.



NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 8:- TAXES ON INCOME

     a. Measurement of Results for Tax Purposes:

          Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the CPI.

     b. Tax Assessments:

          The  Companies  have  not  received  final   assessments  since  their
          incorporation.

     c. Reconciliation of the Theoretical Tax Expenses

          A reconciliation between the theoretical tax expenses, assuming all income is taxed at the statutory rate applicable to income of the Companies and the actual income tax as reported in the statements of operations, is as follows:


                                                        Year ended December 31,
                                                            1996     1995
                                                         -------    -----

Loss before taxes as reported
  in the statements of income                            $(821)     $(368)
                                                         =======    =====

   Statutory tax rate                                      36%        37%
                                                         =======    =====

   Theoretical tax benefit                               $(295)     $(136)

   Increase (decrease) in taxes resulting from:
   Taxes in respect of previous years                       38         --
   Tax adjustment in respect of inflation in Israel        250         94
   Non-deductible expenses                                  52         42
                                                         -------    -----

   Taxes on income as reported in the statements of      $  45      $  --
   income
                                                         =======    =====

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                AND MASHOV COMPUTER BASED TRAINING (C.B.T.) LTD.


NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9:- RELATED PARTY TRANSACTIONS


                                Year ended December 31,
                                 1996            1995
                               --------        --------

Revenues:                        $ 50           $ 19

Expenses:

Cost of revenues                 $ 41           $145
Rent*                            $138             --
Management fees to Mashov*       $748           $181
Interest(see Note 6)             $484           $355

---------

* The management fees and rent were paid according to an agreement which was ended at December 31, 1996.

ITEM 7(b) PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma consolidated pro forma information gives pro forma effect to the acquisition by Mashov of PC Etcetera. The unaudited pro forma consolidated balance sheet as of December 31, 1996 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 combine the consolidated historical balance sheet of PC Etcetera and the historical balance sheet of Sivan and Mashov CBT as if the acquisition of PC Etcetera had been completed on December 31, 1996 and combine the consolidated historical statement of operations of PC Etcetera, Sivan and Mashov CBT as if the acquisition had been completed on January 1, 1996. This pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of PC Etcetera, and the combined historical financial statements of Sivan and Mashov CBT appearing elsewhere herein.

The pro forma adjustments reflecting the consummation of the acquisition on the purchase method of accounting are based on available financial information and certain estimates and assumptions set forth in the notes to unaudited pro forma consolidated financial information. The assumptions include the acquisition of 69% of all of the outstanding shares of PC Etcetera Common Stock on a fully diluted basis for all of the outstanding stock of both Sivan and Mashov CBT (Sivan and Mashov CBT each own one share of the other to comply with Israeli law of stock ownership). The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies and new management of PC Etcetera.

The following information is not necessarily indicative of the future financial position or operating results of the combined company or the financial positions or operating results of the combined company had the acquisition occurred on December 31, 1996, or at the beginning of the year. For purposes of preparing its consolidated financial statements, Mashov will establish a new basis for PC Etcetera's assets and liabilities based upon the fair values thereof, and the purchase price thereof, including the costs of the acquisition. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the identifiable tangible and intangible assets, acquired assets of the combined company and liabilities assumed based on their respective fair values has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the preparation of the unaudited pro forma consolidated financial information are preliminary and have been made solely for the purposes of presenting the pro forma consolidated financial information. Mashov will undertake a study to determine the fair value of certain of PC Etcetera's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The pro forma statements reflect Mashov's best estimates, and the actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein because of various factors, including without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the pro forma financial data and the date on which the acquisition closed.

                          PC ETCETERA, INC. AND SUBSIDIARIES
                          NOTES AND MANAGEMENT'S ASSUMPTIONS
                           TO PRO FORMA FINANCIAL STATEMENTS
                                      (UNAUDITED)



1. BASIS OF PRESENTATION

PC Etcetera, Inc. (hereafter the "Company" or "PC Etcetera") entered into a Stock Purchase Agreement effective February 13, 1997 to sell 69% of the outstanding equity of PC Etcetera Inc. to Mashov Computers Marketing Limited.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented as if the sale transaction occurred on December 31, 1996. Certain amounts have been reclassified to conform with the current presentation. All references herein to numbers of shares of Common Stock and per share amounts, and all references herein to dollar amounts that are based upon the number of shares of Common Stock that are issued, give retroactive effect to the one-for-five reverse split of the shares of Common Stock effectuated as of April 19, 1995.

The accompanying unaudited Pro Forma Consolidated Statement of Operations is presented as if the sale transaction occurred on January 1, 1996.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, Sivan and Mashov CBT (combined) as of December 31, 1996 and for the year then ended. In management's opinion, all material adjustments necessary to reflect the effect of the transaction by the Company have been made.

The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position of the Company would have been as of December 31, 1996, or what the consolidated results of operations would have been for the year then ended had the sale transaction occurred on January 1, 1996 nor are they necessarily indicative of the financial position or results of operations for future periods.

                          PC ETCETERA, INC. AND SUBSIDIARIES
                          NOTES AND MANAGEMENT'S ASSUMPTIONS
                           TO PRO FORMA FINANCIAL STATEMENTS
                                      (UNAUDITED)


2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET:


(A) To reflect the transaction pursuant to the stock purchase agreement whereby Mashov acquired 8,438,924 shares of common stock and 658,412 shares of preferred stock of PC Etcetera. In consideration for the issuance of the common and preferred stock, the Company acquired Sivan and Mashov CBT, which are subsidiaries of Mashov.

(B) To reflect the conversion of the $437,000 loans from certain related parties into 1,750,000 shares of common stock. This transaction was required by the purchase agreement between Mashov and PC Etcetera.

(C) To reflect the issuance of 344,464 shares of common stock in connection with the conversion of outstanding warrants.

(D) To reflect the conversion of 1,000,000 shares of preferred stock into 200,000 shares of common stock.

(E) To record the issuance of 668,531 shares of common stock to the investment banker that coordinated the acquisition.

(F) To record legal and travel expenses incurred in connection with the acquisition.

(G) To reclassify the stockholders' deficit of PC Etcetera.

(H) To reflect the issuance of 428,922 shares of common stock due to certain antidilution provisions.

(I) To reflect the $1,200,000 cash investment made by Mashov.



3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS:

(A) To record the amortization of goodwill for the year as if the transaction occurred as of January 1, 1996. The goodwill is being amortized over 20 years.

(B) To reverse interest expense related to loans payable - related party which was converted to equity.

(C) To record additional salary and wages expense that would have been incurred had the employment contracts with the Executive Vice President and Chief Financial Officer been effective January 1, 1996.

                       PC ETCETERA, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996
                                   (UNAUDITED)

                                             HISTORICAL
                                             ----------
                                        PCE          SIVAN AND      PROFORMA                 PROFORMA
                                    CONSOLIDATED     MASHOV CBT     ADJUSTMENTS     NOTES    AS ADJUSTED
                                    ------------     ----------     -----------     -----    -----------
                                                  (in thousands except for share and per share data)
ASSETS:
CURRENT ASSETS:
Cash and Cash Equivalents              $   50        $   283          $  (30)         F         $ 1,503
                                                                      $1,200          I
Marketable Securities                                    101                                        101
Accounts Receivable                       947          2,279                                      3,226
Inventories                                               91                                         91
Prepaid Expenses and other
   Current Assets                          32            225             (16)         F             241
                                           --            ---             ---                        ---
     Total Current Assets               1,029          2,979           1,154                      5,162
                                      -------         ------          ------                     ------

PROPERTY AND EQUIPMENT:                   320          1,640                                      1,960
                                          ---          -----                                      -----
OTHER ASSETS:
Security Deposits                          38                                                        38
Investments in Subsidiaries                              178                                        178
Goodwill                                               1,811           5,451          A           7,262
Severance Pay Funds                                      362                                        362
                                                         ---                                        ---
     Total Other Assets                    38          2,351           5,451                      7,840
                                       ------        -------         -------                    -------
      TOTAL ASSETS                     $1,387         $6,970          $6,605                    $14,962
                                       ======         ======         =======                    =======

LIABILITIES AND
   STOCKHOLDERS EQUITY
   (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable and Accrued
   Expenses                            $1,585         $1,495                                    $ 3,080
Loans Payable  -  Current Portion         664                                                       664
Loans Payable - Related Party             471          1,478            (437)         B           1,512
Capital Equipment Obligations -
   Current Portion                         36                                                        36
Deferred Revenue                          120          1,624                                      1,744
                                      -------         ------                                     ------
   Total Current Liabilities            2,876          4,597            (437)                     7,036
                                      -------          -----            -----                     -----


                                             HISTORICAL
                                             ----------
                                        PCE          SIVAN AND      PROFORMA                 PROFORMA
                                    CONSOLIDATED     MASHOV CBT     ADJUSTMENTS     NOTES    AS ADJUSTED
                                    ------------     ----------     -----------     -----    -----------
                                                  (in thousands except for share and per share data)
OTHER LIABILITIES:
Capital Equipment Obligations               7                                                         7
Accounts Payable - Long Term              325                                                       325
Accrued Severance Pay                                    455                                        455
Shareholder Loans                                      2,665                                      2,665
Deferred Revenue                           67                                                        67
Minority Interest
                                      -------         ------          ------                    -------
   Total Liabilities                    3,275          7,717            (437)                    10,555
                                      -------         ------          ------                    -------

STOCKHOLDERS' EQUITY:
Preferred Stock                             1                              1          A               1
                                                                          (1)         D

Common Stock                               32                             84          A             150
                                                                          18          B
                                                                           3          C
                                                                           2          D
                                                                           7          E
                                                                           4          H

Additional Paid in Capital              5,279            173           5,366          A           5,262
                                                                         419          B
                                                                          83          C
                                                                          (1)         D
                                                                          (7)         E
                                                                         (46)         F
                                                                      (7,200)         G
                                                                          (4)         H
                                                                       1,200          I

Accumulated Deficit                    (7,200)          (920)            (86)         C          (1,006)
                                                                       7,200          G
                                       ------           ----           -----                     ------
   Total Stockholders' Equity
     (Deficit)                         (1,888)          (747)          7,042                      4,407
                                       ------         ------           -----                   --------
     Total Liabilities and
      Stockholders' Equity
      (Deficit)                        $1,387         $6,970          $6,605                    $14,962
                                       ======         ======          ======                    =======




                       PC ETCETERA, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                DECEMBER 31, 1996
                                   (UNAUDITED)


                                            HISTORICAL
                                            ----------
                                       PCE          SIVAN AND      PROFORMA                 PROFORMA
                                   CONSOLIDATED     MASHOV CBT    ADJUSTMENTS     NOTES    AS ADJUSTED
                                   ------------     ----------    -----------     -----    -----------
                                            (in thousands except for share and per share data)
Net Sales                              $7,042         $9,400                                 $16,442

Cost of Sales                           4,964          4,713                                   9,677
                                      -------        -------                                 -------

Gross Profit                            2,078          4,687               0                   6,765


Selling, General and
   Administrative Expenses              3,207          4,805             273      A            8,485

Research and Development                   58            248             200      C              306
                                       ------         ------          ------                  ------
Operating (Loss)                       (1,187)          (366)           (473)                 (2,026)

Gain on Sale of Subsidiary                182              0                                     182
Other Income                               67                                                     67
Interest (Expense) (net)                 (174)          (455)             34      B             (595)
                                       ------         ------          ------                   -----
Net (Loss) Before Provision
   for Income Taxes                    (1,112)          (821)           (439)                  (2,372)
Provision for Income Taxes                  0            (45)                                     (45)
Equity in Earnings of Affiliate                           68                                       68
                                       ------         ------           -----                   ------
Net (Loss)                            $(1,112)        $ (798)          $(439)                 $(2,349)
                                      =======         ======          ======                  =======

Earnings Per Share:
Net (Loss)                            $ (0.35)                                                $ (0.16)
                                      =======                                                 =======

Weighted Average Number of
   Shares                               3,138                                                  15,000


